                              EQUITRAC CORPORATION
                          836 PONCE DE LEON BOULEVARD
                          CORAL GABLES, FLORIDA 33134

     SUPPLEMENT, DATED JULY 27, 1999, TO PROXY STATEMENT DATED JULY 2, 1999

     This is a supplement to our Proxy Statement dated July 2, 1999 in connection with the special meeting of shareholders, originally scheduled to be held on July 27, 1999. The purpose of this supplement is to inform you of the terms of a proposed settlement of a stockholder class action complaint. This supplement and its appendices contain new information that supersedes some of the information in the proxy statement.

     We have adjourned the special meeting until Friday, August 6, 1999. The adjourned special meeting will be held at 9:30 a.m., local time, at the Omni Colonnade Hotel, 180 Aragon Avenue, Coral Gables, Florida.

     As we described on pages 9 and 40 of the proxy statement, on June 15, 1999, a shareholder class action complaint was filed in the Circuit Court of the 11th Judicial Circuit, in and for Miami-Dade County, Florida by Gary Silverstein, one of our stockholders, against Equitrac, its directors and some of its officers. Among other things, the plaintiff alleged that the cash merger consideration of $21.00 per share was inadequate and unfair. On July 19, 1999, the plaintiff amended the complaint to name Chargeback Acquisition Corp., Cornerstone Equity Investors, LLC, Cornerstone Equity Investors IV, L.P., Prudential Securities Incorporated and additional members of the Management Group as additional defendants.

     On July 25, 1999, attorneys for the plaintiff and certain defendants entered into a stipulation to fully settle all of the claims in the complaint, as amended. On July 26, 1999, the court conditionally approved the proposed settlement described in the stipulation. The proposed settlement is subject to a procedure required by the Florida Rules of Civil Procedure, under which a notice of the settlement will be mailed to the members of the settlement class (which includes you) and members of the settlement class will have rights to object to or opt out of the proposed settlement. You should note that the proposed settlement is not final and may not become final. The proposed settlement will only become final if the court finds it to be fair and reasonable. Below is a summary of the proposed settlement. If it does not become final, you will not have all of the rights described below, including dissenters' rights.

     THE PROPOSED SETTLEMENT. The terms and conditions of the proposed settlement of the stockholder class action complaint are as follows:

     - We have agreed that the Recapitalization and Merger will not be completed unless the Merger Agreement is approved both: (1) by a majority of the shares outstanding; and (2) by a majority of the votes cast (whether by proxy or otherwise) by shareholders other than members of the Management Group. Because satisfaction of the second condition depends on the number of votes actually cast for and against the Recapitalization and Merger by shareholders other than members of the Management Group without regard to the number of these shares not voted, you should vote against the Recapitalization and the Merger if you are opposed to them, rather than abstaining from voting.

     - Subject to the approval of the court (including approval of the proposed settlement), we have agreed that Equitrac shareholders who meet the procedural requirements described below will be entitled to exercise dissenters' rights, as if Equitrac's Articles of Incorporation allowed shareholders these dissenting rights. The procedure for exercising dissenters' rights is described below under the caption "How you can exercise dissenters' rights."

     - Subject to the approval of the court, we and Cornerstone have agreed to pay the attorneys for the plaintiff an amount found to be reasonable by the court for their fees and expenses. This amount will not be more than $310,000.

     AMENDMENT TO THE MERGER AGREEMENT. We have amended the Merger Agreement to incorporate the terms of the proposed settlement. In addition, we have amended the Merger Agreement to permit Cornerstone to refuse to complete the Merger if shareholders holding more than 10% of the total number of shares outstanding notify us of their intention to exercise dissenters' rights. A copy of the amendment to the Merger Agreement is attached as Appendix A.

     SPECIAL MEETING. On July 27, 1999, the special shareholders' meeting was called to order at 9:30 a.m. as scheduled. A quorum was present for all purposes, but no business was transacted at the meeting. The meeting has been adjourned until Friday, August 6, 1999 at 9:30 a.m., local time, at the Omni Colonnade Hotel, 180 Aragon Avenue, Coral Gables, Florida. Shareholders of record as of June 18, 1999 are still entitled to vote at the August 6 meeting.

     If you have already voted but you want to change your vote before your proxy is voted at the August 6 meeting, you may do so in one of three ways:

        - You can send a written notice stating that you would like to revoke your proxy;

        - You can complete and submit a new proxy card; or

        - You can attend the special meeting and vote in person.

     If you have submitted a proxy and take none of these three actions, your proxy will be voted as indicted.

     If your shares are held in "street name" by your broker and you have already instructed your broker to vote your shares then you must follow directions received from your broker to change your vote.

     If you need an additional proxy card, please contact our information agent:

                    Corporate Investor Communications, Inc.
                                 (201) 896-1900
                               111 Commerce Road
                        Carlstadt, New Jersey 07072-2586

     HOW YOU CAN EXERCISE DISSENTERS' RIGHTS. Subject to approval by the court (including approval of the proposed settlement), we have agreed that Equitrac's shareholders will be entitled to exercise dissenters' rights, even though subsection (4) of Section 607.1302 of the Florida Business Corporation Act says that holders of shares quoted on the Nasdaq National Market are not entitled to dissenters' rights unless the Articles of a Nasdaq traded company expressly allow dissenters' rights.

     The method of exercising dissenters' right is specified in Section 607.1320 of the Florida Business Corporation Act, the complete text of which is attached to this supplement as part of Appendix B. The summary set forth below is not complete. If you desire to exercise dissenters' rights, you should read Appendix B in its entirety. You must follow the procedures described below and in Appendix B, although all of our obligations described below are subject to the final approval of the proposed settlement by the court.

     To exercise dissenters' rights, you must:

     - deliver to Equitrac before the vote is taken at the special meeting a written notice of your intent to demand payment for your shares of Equitrac common stock if the Merger is completed, and

     - not vote your shares in favor of the Merger Agreement.

A proxy or vote against the Merger Agreement alone will not constitute a notice of intent to demand payment for your shares under the dissenters' rights procedures.

     If the Merger Agreement is approved at the special meeting, within 10 days after the meeting we will send a written notice to each shareholder who filed a notice of intent to demand payment for his or her shares and did not vote in favor of the Merger Agreement. If you receive this notice and you still desire to dissent from the Merger, then within 20 days after we give you this notice you must send us a notice demanding payment of the fair value of your shares of Equitrac common stock, telling us you name, address and the number of shares as to which you dissent. You can elect to dissent from the Merger for all or part of your shares. You must also deposit with us your stock certificates for the shares for which you are dissenting. If you fail to file this election within 20 days after our notice, you will lose your right to dissent and will be bound by the Transactions.

     After you file a notice of election to dissent, assuming that the court ultimately approves the proposed settlement and that the court enters a final order recognizing the availability of dissenters' rights in connection with the Recapitalization and Merger, you will only be entitled to payment of the fair value of your shares, and you will no longer be entitled to vote or to exercise any other rights of an Equitrac shareholder.

     Within 10 days after the end of the period in which you may file a notice of election to dissent, or within 10 days after the Merger is completed, whichever is later, we will make you a written offer to pay you the amount we estimate to be the fair value of your shares. This offer will be accompanied by a recent Equitrac balance sheet and a profit and loss statement of Equitrac for the 12-month period ended on the date of such balance sheet.

     If you accept our offer within 30 days, we will pay you for your shares within 90 days after the date we made our offer or the consummation of the Merger, whichever is later. You will cease to have any interest in your shares after we pay you the agreed value.

     If we fail to make an offer within the period specified above, or if we make an offer and you do not accept it within 30 days, then we will file an action in a court of competent jurisdiction in Dade County, Florida requesting that the court determine the fair value of your shares, and those of any other dissenting shareholder, either:

     - within 30 days after we receive a written demand from any dissenting shareholder to file such an action, if such demand is given within 60 days after the Merger is completed, or

     - at our own election at any time within this 60-day period.

     If we fail to institute a court action within the above time period, any dissenting shareholder may do so in the name of the corporation.

     All dissenting shareholders (whether or not residents of Florida), other than shareholders who have agreed with us on the value of their shares, will be made parties to the proceeding. We will serve a copy of the initial pleading in this proceeding upon each dissenting shareholder who is a resident of Florida in the manner provided by law for the service of a summons and complaint and upon each dissenting shareholder who is not a resident of Florida either by registered or certified mail and publication or in such other manner as is permitted by law.

     All shareholders who are proper parties to the proceeding will be entitled to judgment against Equitrac for the amount of the fair value of their shares. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have such power and authority as is specified in the order of their appointment or an amendment thereof. We will pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court. Upon payment of the judgment, all dissenting shareholders will cease to have any interest in their shares.

     The costs and expenses of the court proceeding will be determined by the court and will be paid by Equitrac. However, if we have made the dissenting shareholders an offer to pay the fair value of their shares and the court finds that any or all of such dissenting shareholders' failure to accept our offer was arbitrary, vexatious, or not in good faith, the court may require any or all of the dissenting shareholders to pay for some or all of the costs and expenses of the proceeding. Expenses of the proceeding will include reasonable compensation for, and reasonable expenses of, the appraisers, but will exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which we offered to pay, or if we never made an offer, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

     You may withdraw your election to dissent in writing at any time before we make an offer to pay for the fair value of your shares. After we make such an offer, you may not withdraw your notice of election to dissent without our consent.

     If the court does not approve the proposed extension of dissenters' rights or does not approve the proposed settlement (or if for some other reason permitted by the settlement agreement, the parties terminate or do not complete the settlement), you will not have dissenters' rights.

     ESTIMATED FEES AND EXPENSES OF THE MERGER. Estimated fees and expenses incurred or to be incurred by the Surviving Corporation in connection with the Merger are approximately as follows:

                        DESCRIPTION                             AMOUNT
                        -----------                           ----------
Advisory fees and expenses(1)...............................  $1,475,000
Debt financing fees and expenses(2).........................   1,250,000
Legal fees and expenses(3)..................................     800,000
Litigation costs(4).........................................     450,000
Paying Agent fees and expenses..............................      10,000
Transaction fees and expenses(5)............................     800,000
Accounting fees and expenses................................      12,000
Proxy solicitation fees and expenses........................      10,000
Securities and Exchange Commission filing fee...............      17,815
Printing and mailing costs..................................      75,000
Miscellaneous expenses......................................     100,185
Total.......................................................  $5,000,000

---------------

(1) Includes the fees and expenses of Prudential Securities Incorporated.
(2) Includes the fees and expenses of Fleet National Bank and Mainsail Capital.
(3) Includes the estimated fees and expenses of counsel for Equitrac and the Cornerstone Group. Also includes the estimated fees and expenses of counsel for Messrs. Kane and Wilson, which are expected to be reimbursed by the Surviving Corporation following the Merger.
(4) Represents the estimated fees and expenses related to the shareholder suit, including fees and expenses of counsel. Some of these amounts may be recoverable under Equitrac's directors' and officers' insurance policy.
(5) Represents transaction fees payable to Cornerstone under the advisory agreement described on page 31 and 32 of the proxy statement.

                                   APPENDIX A

        FIRST AMENDMENT TO RECAPITALIZATION AGREEMENT AND PLAN OF MERGER

     This First Amendment (this "Amendment"), dated as of July 26, 1999 to the certain Amended and Restated Recapitalization Agreement and Plan of Merger (the "Recapitalization Agreement") dated as of June 4, 1999 by and among Chargeback Acquisition Corp. ("Merger Sub"), Equitrac Corporation (the "Company"), John T. Kane ("Kane") and George P. Wilson ("Wilson," and together with Kane, the "Shareholders").

     WHEREAS, Merger Sub, the Company and the Shareholders (collectively, the "Parties") desire to amend the Recapitalization Agreement on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual agreements set forth herein, the Parties agree as follows:

          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Recapitalization Agreement.

          2. Transitory Preferred Stock. The fourth "whereas clause" of the Recapitalization Agreement is hereby amended in its entirety to read as follows:

             "WHEREAS, the Board of Directors of the Company has deemed it advisable in connection with the transactions contemplated by this Agreement and subject to the terms and conditions hereof that the Company amend its Articles of Incorporation and file an Articles of Amendment (collectively, the "Preference Amendment") to provide for the authorization to create and issue up to (i) 2,000,000 shares of Series A Transitory Preferred Stock, $0.01 par value, of the Company (the "Series A Preference Stock") and (ii) 2,000,000 shares of Series B Transitory Preferred Stock, $0.01 par value, of the Company (the "Series B Preference Stock" and, together with the Series A Preference Stock, the "Preference Stock");"

          3. Conversion into Series B Preference Stock. The fifth "whereas clause" of the Recapitalization Agreement is hereby amended in its entirety to read as follows:

             "WHEREAS, immediately prior to the Effective Time (as defined below), the Shareholders and John Jones ("Jones") (collectively, the "Converting Shareholders") shall convert an aggregate of 161,723 shares (the "Conversion Common Shares") of Common Stock, par value $0.01, of the Company (the "Company Common Stock") then owned by the Converting Shareholders into 107,510.6 shares (the "Converted Series B Preference Shares") of Series B Preference Stock, in each case, allocated among the Converting Shareholders in the amounts set forth on Exhibit A (the "Preference Exchange");"

          4. Purchase of Series A Preference Stock. The sixth "whereas clause" of the Recapitalization Agreement is hereby amended in its entirety to read as follows:

             "WHEREAS, immediately prior to the Effective Time, Cornerstone, Randolph Street Partners ("RSP") and Randolph Street Partners 1998 DIF, LLC ("DIF") (collectively, the "Investors") shall make a $24,926,677 equity contribution into the Company in exchange for 789,091.2 shares (the "Purchased Series A Preference Shares") of Series A Preference Stock, in each case, allocated among the Investors as set forth on Exhibit A (the "Equity Contribution");"

          5. Preference Exchange. Section 1.01(b) of the Recapitalization Agreement is hereby amended in its entirety to read as follows:

             "(b) Preference Exchange. Upon the terms and subject to the conditions set forth in this Agreement, immediately prior to the Effective Time, the Shareholders agree to cause the Converting Shareholders to consummate the Preference Exchange."

          6. Equity Contribution. Section 1.01(c) of the Recapitalization Agreement is hereby amended in its entirety to read as follows:

             "(c) Equity Contribution. Upon the terms and subject to the conditions set forth in this Agreement, immediately prior to the Effective Time, Cornerstone agrees, by affixing the signature of its duly authorized officer on the signature page attached hereto, to cause the Investors to consummate the Equity Contribution."

          7. Conversion of Company Common Stock. Section 2.01(c) of the Recapitalization Agreement is hereby amended in its entirety to read as follows:

             "(c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to Effective Time (other than shares of the Company Common Stock referred to in Section 2.01(b) and Dissenting Shares (as defined below), if any) shall be converted into (as provided in and subject to the limitations set forth in this Article II) the right to receive from the Surviving Corporation in cash, without interest thereon, $21.00 (the "Merger Consideration") upon surrender of the certificate previously representing such share of Company Common Stock. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such share of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the cash into which their shares of Company Common Stock have been converted by the Merger as provided in this Section 2.01(c)."

          8. Conversion of Preference Stock. Section 2.01(d) of the Recapitalization Agreement is hereby amended in its entirety to read as follows:

             "(d) Conversion of Preference Stock.

                (i) Each share of Series A Preference Stock issued and outstanding immediately prior to the Effective Time (other than shares of Series A Preference Stock to be canceled pursuant to
           Section 2.01(b)) shall be converted into (as provided in and subject to the limitations set forth in this Article II) and become ten fully paid and nonassessable shares of Common Stock, par value $0.001, of the Surviving Corporation (the "Surviving Corporation Common Stock") and ten fully paid and nonassessable shares of Series A Preferred Stock, par value $0.01, of the Surviving Corporation (the "Surviving Corporation Series A Preferred Stock") having the terms set forth on Exhibit B hereof and otherwise being acceptable to Shareholders and Cornerstone, upon the surrender of the certificates previously representing such shares of Series A Preference Stock.

                (ii) Each share of Series B Preference Stock issued and outstanding immediately prior to the Effective Time (other than shares of Series B Preference Stock to be canceled pursuant to
           Section 2.01(b)) shall be converted into (as provided in and subject to the limitations set forth in this Article II) and become ten fully paid and nonassessable shares of Surviving Corporation Common Stock and ten fully paid and nonassessable shares of Series B Preferred Stock, par value $0.01, of the Surviving Corporation (the "Surviving Corporation Series B Preferred Stock" and, together with the Surviving Corporation Series A Preferred Stock, the "Surviving Corporation Preferred Stock") having the terms set forth on Exhibit B hereof and otherwise being acceptable to Shareholders and Cornerstone, upon the surrender of the certificates previously representing such shares of Series B Preference Stock."

          9. Shares of Dissenting Stockholders. Section 2.04 shall be added to the Recapitalization Agreement to read as follows:

          "SECTION 2.04 Shares of Dissenting Stockholders.

             (a) Subject to the approval of the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida (the "Court") and any appellate court hearing any appeal in connection with the determination of the Court, which approval must be manifested by an entry of "final order" (as defined below in Section 2.04(d)) and notwithstanding anything in this Agreement to the contrary, any holder of shares of Company Common Stock issued and outstanding as of the Effective Time (i) who has not voted in favor of the Merger or consented thereto in writing and (ii) who has delivered to the Company prior to the Shareholders' Meeting (as defined in Section 7.01) a notice of such holder's intent to demand payment for his or her shares if the Merger is consummated, shall have the right to dissent (the "Right to Dissent") from, and obtain payment of the fair value of such holder's shares (the "Dissenting Shares") pursuant to Section 607.1302 of Florida Law as if paragraph 4 of Section 607.1302 was not applicable to the Company (it being understood that any holder who exercises the Right to Dissent shall be deemed a dissenter under Florida Law and shall no longer be entitled to vote or to exercise any other rights as a shareholder); provided, that such holder had properly exercised his or her appraisal rights under Section 607.1320 of Florida Law. The Dissenting Shares shall not be converted, prior to the Effective Time, into the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, his or her Right to Dissent from the Merger under Florida Law and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of Florida Law. If, after the Effective Time, (i) any such holder shall have failed to perfect or shall have effectively withdrawn or lost his or her Right to Dissent, or (ii) the Court fails to enter a final order approving the Right to Dissent, each share of such holder's Company Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without interest or dividends thereon, the consideration provided for in this Article II.

             (b) The Company shall give Merger Sub (i) prompt notice of any notices or demands for appraisal or payment for shares of Company Common Stock received by the Company in connection with the Right to Dissent and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without prior written consent of Merger Sub, make any payments with respect to, or settle, offer to settle or otherwise negotiate, with respect to any such demands or notices.

             (c) Dissenting Shares, if any, after payments of fair value in respect thereto have been made to the holders thereof pursuant to Florida Law, shall be canceled.

             (d) For purposes of paragraph (a), "final order" shall mean the first business day on which: (i) the Court has entered such order or judgment; (ii) the order or judgment has not been withdrawn, rescinded, modified, vacated or reversed either by the Court or on appeal; and
        (iii) the order or judgment is no longer subject to any potential further review by the Court or on appeal (including without limitation rehearing, reargument, or review en banc or on certiorari).

             (e) Notwithstanding anything contained herein to the contrary, the Company shall have no obligations pursuant to Section 607.1320 of Florida Law unless and until the Court enters a final order approving the Right to Dissent."

          10. Appraisal Rights. Section 3.28 of the Recapitalization Agreement is hereby amended in its entirety to read as follows:

             "SECTION 3.28 Appraisal Rights. Except and only to the extent as expressly provided in Section 2.04, none of the holders of shares of Company Common Stock has any appraisal or dissenter rights under Florida Law in connection with this Agreement, the Merger, the Preference Amendment or the other Transactions."

          11. Condition to the Obligations of Each Party. Section 8.01(a) of the Recapitalization Agreement is hereby amended in its entirety to read as follows:

             "(a) this Agreement and the Transactions shall have been approved and adopted by the affirmative vote of the (i) holders of a majority of the outstanding shares of Company Common Stock in accordance with Florida Law and the Company's Articles of Incorporation and (ii) holders of a majority of the shares of Company Common Stock (other than such shares held by the Shareholders, Jones, Patrick Raftery, Chris Rickborn, Steve Smith and Cid Yousefi) voting (whether by proxy or otherwise, and including any proxy granted to the Shareholders) at the Shareholders' Meeting;"

          12. Conditions to the Obligations of Merger Sub.

          (a) Sections 8.02(g), 8.02(i) and 8.02(j) of the Recapitalization Agreement are hereby amended in their entirety to read as follows:

             "(g) Since the date of this Agreement, no event shall have occurred which has or which would reasonably be expected to have a Company Material Adverse Effect; provided, however, that any changes, effects, events, occurrences, conditions or developments substantially consistent with items 3, 4, 7, 9 and 10 of the Disclosed Information shall not be deemed to constitute a Company Material Adverse Effect; provided further, that neither the execution, delivery or performance of the obligations by the Company of the Stipulation of Settlement, Compromise and Release (the "Settlement") relating to the class action entitled Gary Silverstein, et al. v. Equitrac Corporation, et al., Case No. 99-14316 CA 01 in the Court (as defined in Section 2.04(a)), nor any cash payment owed or made by the Company under such Settlement, nor the unenforceability of such Settlement, shall be deemed to constitute a Company Material Adverse Effect.

             (i) The Converting Shareholders shall have converted the Conversion Common Shares into the Converted Series B Preference Shares;

             (j) The Company shall have issued the Purchased Series A Preference Shares to the Investors in exchange for the Equity Contribution;"

          (b) Subsection (p) shall be added to Section 8.02 of the Recapitalization Agreement and shall read as follows:

             "(p) The shares of Company Common Stock held by holders who deliver written notice to the Company prior to the Shareholders' Meeting of their intention to exercise their Right to Dissent pursuant to Section
        2.04 hereof (and in accordance with Section 607.1320 of Florida Law) shall not exceed ten percent (10%) of the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time."

          13. Conditions to the Obligations of the Company and the Shareholders. Section 8.03(g) of the Recapitalization Agreement is hereby amended in its entirety to read as follows:

             "(g) With respect to the obligations of the Company, the Converting Shareholders shall have converted the Conversion Common Shares into the Converted Series B Preference Shares;"

             In addition, the phrase "Kirkland & Ellis" contained in Section 8.02(b) is hereby amended to read "Shutts & Bowen LLP".

          14. Exhibit A. Exhibit A of the Recapitalization Agreement is hereby amended in its entirety to read as set forth on the Exhibit A attached to this Agreement.

          15. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida, regardless of the laws that might otherwise govern under the applicable principles of conflicts of laws thereof.

          16. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

          17. Agreement. In all other respects the Recapitalization Agreement is ratified and shall, as so changed by these amendments, continue in full force and effect.

[SIGNATURE PAGE TO FIRST AMENDMENT TO THE AMENDED AND RESTATED RECAPITALIZATION
                         AGREEMENT AND PLAN OF MERGER]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                          CHARGEBACK ACQUISITION CORP.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          EQUITRAC CORPORATION

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          --------------------------------------
                                          George P. Wilson

                                          --------------------------------------
                                          John T. Kane

Accepted and Consented to:

CORNERSTONE EQUITY INVESTORS IV, L.P.

By: Cornerstone IV, L.L.C.
Its: General Partner

By:
    ----------------------------------
    Name:
    Title:

                                                                       EXHIBIT A

                              PREFERENCE EXCHANGE

                                                       NUMBER OF SHARES OF          NUMBER OF SHARES OF
                                                      COMPANY COMMON STOCK      SERIES B PREFERENCE STOCK TO
                                                      TO BE CONVERTED INTO          BE ISSUED UPON SUCH
CONVERTING SHAREHOLDER                              SERIES B PREFERENCE STOCK            CONVERSION
----------------------                              -------------------------   ----------------------------
John T. Kane......................................            89,749                       59,663.6
George P. Wilson..................................            66,574                       44,257.2
John Jones........................................             5,400                        3,589.8
                                                             -------                     ----------
  Totals..........................................           161,723                      107,510.6
                                                             =======                     ==========

                              EQUITY CONTRIBUTION

                                                                                    NUMBER OF SHARES
                                                                   AMOUNT OF          OF SERIES A
INVESTOR                                                      EQUITY CONTRIBUTION   PREFERENCE STOCK
--------                                                      -------------------   ----------------
Cornerstone Equity Investors IV, L.P........................      $24,626,677           779,594.3
Randolph Street Partners....................................      $   100,000             3,165.6
Randolph Street Partners 1998 DIF, LLC......................      $   200,000             6,331.3
                                                                  -----------          ----------
     Totals.................................................      $24,926,766           789,091.2
                                                                  ===========          ==========

                                   APPENDIX B

SECTIONS 607.1301, 607.1302 AND 607.1320 OF THE FLORIDA BUSINESS CORPORATION ACT

607.1301 DISSENTERS' RIGHTS; DEFINITIONS. -- The following definitions apply to ss. 607.1302 and 607.1320:

          (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

          (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

HISTORY. -- s. 118, ch. 89-154.

607.1302 RIGHT OF SHAREHOLDERS TO DISSENT. --

     (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party:

             1. If the shareholder is entitled to vote on the merger, or

             2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

          (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

          (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

          (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

          (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

             1. Altering or abolishing any preemptive rights attached to any of his or her shares;

             2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

             3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

             4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

             5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

             6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

             7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

          (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

     (2) A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

     (3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

     (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

     (5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

HISTORY. -- s. 119, ch. 89-154; s. 5, ch. 94-327; s. 31, ch. 97-102.

607.1320 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS. --

     (1)(a) If a proposed corporate action creating dissenters' rights under s.
607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

          1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

          2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

     (b) If proposed corporate action creating dissenters' rights under s.
607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

     (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

     (3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

     (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

          (a) Such demand is withdrawn as provided in this section;

          (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

          (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

          (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

     (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

          (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

          (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

     (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

     (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

     (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

     (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

HISTORY. -- s. 120, ch. 89-154; s. 35, ch. 93-281; s. 32, ch. 97-102.